LEASE AGREEMENT

         This Agreement entered into this 11/19/98 by and between Luisa Certain and Maria M. Certain, (hereinafter called the "Lessor"), and Dynamic Imaging Group Inc.

                                   WITNESSETH

         That Lessor does hereby lease unto Lessee and Lessee does hereby take as tenant, that Certain store building space commonly known as 3432 North Ocean Boulevard, Fort Lauderdale, Broward County, Florida (consisting of 2700 square feet more or less and three (3) parking spaces immediately adjacent to Lessee's store) to be used and occupied by Lessee as or other approved business for the term commencing December 1, 1998 through November 30, 1999. That the agreed rental from December 1, 1998 Through November 30, 1999 will be at the agreed rental of Fifteen Hundred Dollars ($1500.00) per month together with all applicable Florida sales tax. The initial payment being made concurrently with the execution of this agreement and subsequent payments being due on each successive month on the first day of each and every month and every month thereafter through and including. All payments to be made to the Lessor on the first day of each and every month in advance, without demand, at 81 Bay Colony Drive, Fort Lauderdale, Florida 33308, or any other place Lessor shall designate.

         The following express stipulations and conditions are made part of this lease and are Hereby assented by Lessee:

         FIRST: Except as hereinafter provided, Lessee shall not assign this lease, sublet the premises, or any part thereof nor use the same, or any part thereof, nor permit the same, or any part thereof, to be used for any other purpose than as above stipulated, nor make any alterations therein, and any additions thereto, without the written consent of the Lessor and all additions, fixtures or improvements which may be made by Lessee, except movable office furniture, shall become the property of Lessor and remain upon the premised as part thereof, and be surrendered with premises at the termination of this lease. All partitions for divisions of storage, and office partitions existing at the commencement of this lease, a sale or transfer of more than fifty (50%) percent of the corporate stock of the Lessee shall constitute an

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         SECOND: All personal property placed or moved in the premises above described shall be at the risk of Lessee or owner thereof, and Lessor shall not be liable for any damages to said personal property, or to Lessee arising from the bursting or leaking of water pipes, or from any act of negligence of any co-tenant or occupants of the building or any other person whomsoever.

         THIRD: That Lessee shall promptly execute and continuously comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State, and City government and of any and all their departments and bureaus applicable to said premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the Southeastern Underwriters Association for the prevention of fires, at its own costs and expense.

         FOURTH: In the event the premises shall be destroyed or so damaged or injured by Fire or other casualty not caused by Lessee or its agent during the term of the Agreement, that the Same shall be rendered untenantable, then Lessor shall have the right to render said premises tenantable by repairs within one hundred twenty (120) days therefrom. If said premises are not rendered tenantable within said time, it shall be optionable within either party hereto to cancel this lease, and in the event of such cancellation then rent shall be paid only to date of such fire or casualty. Rent abates during damage period.

         FIFTH: The payment of the rent for said premises upon the dates named and the faithful observance of the Agreement, are the conditions upon which the Agreement is made and accepted upon any failure on the part of Lessee to comply with the terms of said Agreement. Lessor shall serve notice of such failure upon Lessee and shall allow. Lessee fifteen (15) days within which to effect a cure, except in the case where the failure is a failure to pay rent as defined herein, for more than five (5) days after same is due, in which event no notice is required to Lessee. At the option of Lessor, a failure by Lessee to effect a cure within the prescribed period may work a default of this Lease, and all of the rights of Lessee hereunder, and thereupon Lessor, their agents or attorney to enforce this Agreement in Court or to seek any rental payments due, the Lessor shall be entitled to a reasonable attorney's fee and costs. A late fee is charged to lessee in the amount of Five (5%) Percent if rent is not paid five
(5) days after the due date.


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         SIXTH: If Lessee shall abandon or vacate said premises before the end of the term of this Agreement, or shall suffer the rent to be in arrears, or in the event of any act of default, Lessor may, at its election

                  a) Terminate and end this Lease; and /or

                  b) Re-enter upon the demised premises whereupon the term hereby granted, and at the Lessor's option, all right title and interest under it shall end and the Lessee shall become a tenant at sufferance; and/or

                  c) Elect to declare the entire rent for the balance of the term, or any part thereof, due and payable forthwith, and may proceed to collect the same either by distress of otherwise, and/or.

                  d) Take possession of the demised premises and re-let the same for the account of the Lessee, at such price and upon such terms and for such duration of time as the Lessor may determine, and receive the rent therefore, applying the same to the payment of the rent due by these presence, and if the full rental herein provided shall not be realized by Lessor over and above the expense to Lessor in such re-letting, the said Lessee shall pay any delinquency.

         SEVENTH: That assuming that Lessee is not in default under the terms of the lease agreement, Lessee shall have the option to re-lease the premised for a further period of One year at $1800 Plus all Applicable sales taxes. The option must be executed by Lessee at least thirty (30) days before initial term of the lease expires in writing.

         EIGHT: Lessee also agrees that they will pay all charges for water, gas, garbage, electricity, or other illumination.

         NINE: Lessee Hereby pledges and assigns to Lessor all the furniture, fixtures, Goods and chattels of Lessee, which shall be brought or put on said premises as security for the Payment of the rent herein reserved, and Lessee agrees that the said lien may be enforced by Distress, foreclosure or otherwise at the election of Lessor, and does hereby agree to pay Reasonable attorney's fees, together with all costs and charges thereof incurred or paid by Lessor.

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         TENTH: Lessor, or any of his agents, shall have the right to enter said premises during all reasonable hours, to examine the same, to make such repairs, additions, or alterations as may be deemed necessary or to exhibit said premises, and to put or keep upon the doors or windows thereof a notice "FOR RENT" at any time within sixty (60) days before the expiration of this lease.
The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this Agreement, or to the rules and regulations of the building.

         ELEVENTH: Lessee hereby accepts the premises in the condition they are in at the beginning of this lease and agrees to maintain said premises in the same condition, order and repair as they are at the commencement of said term, including keeping the front of the premises free of all debris, and excepting only reasonable wear and tear arising from the use thereof under this Agreement; and Lessee agrees to maintain the area in front of the premises, including the sidewalk, in a clean condition and swept clear of all debris. Furthermore, Lessee agrees to make good to Lessor immediately upon demand any damage to water apparatus, or electric lights or any fixture, appliances or appurtenances of said premises, or of the building, caused by any act or neglect of Lessee, or of any person or persons in employ of or under control for the Lessee.

         TWELFTH: It is expressly agreed and understood by and between the parties to this Agreement, that Lessor shall not be liable for any damages or injury by water, which may be Sustained by Lessee, except where due to lessor, its customers or other person or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other tenant or agents, or employees, or by reason of the breakage, leakage, or obstruction of the water, sewer or said pipes, or other leakage in or about the said building.

         THIRTEENTH: This Contract shall bind Lessor and his executors, administrators, assigns or successors, and the assigns, legal representatives, or successors as the case may be, of the Lessee.

         FOURTEENTH: It is understood and agreed between the parties hereto that written notice mailed or delivered to the premises leased hereunder shall constitute sufficient notice to Lessee and written notice delivered personally to the Lessor shall constitute sufficient notice to the Lessor to comply with the terms of this contract.

         FIFTEENTH: It is understood and agreed between the parties hereto that time is of the essence of this contract and this applies to all terms and conditions contained herein.

         SIXTEENTH: The rights of Lessor and Lessee under the foregoing shall be cumulative and failure on the part of Lessor and Lessee to exercise promptly any rights given hereunder shall not operate to forfeit any of said rights.

         SEVENTEENTH: It is further understood agreed between the parties hereto that any charges against Lessee by Lessor for services or for work done on the premises by order of Lessee or otherwise accruing under this contract shall be considered as rent due and unpaid.

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         EIGHTEENTH: It is hereby understood and agreed that any signs or advertising to be used, including awnings, in connection with the premises leased hereunder shall be first submitted to Lesser for his approval before installation of same. If approved by Lessor, the costs of the signs or advertising, including awnings, together with the installation, shall be solely the cost of the Lessee.

         NINETEENTH: That lessee shall pay to the Lessor, a security deposit in the amount of $1590.00 on or before. This payment will be held in an interest bearing account by Lessor as chosen by Lessor. If the Lease is terminated before the time of completion, the lessor will keep the deposit.

         TWENTIETH: In the event Lessor consents in writing to any improvements by the Lessee on the premises. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE INTEREST OF THE LESSOR SHALL NOT BE SUBJECT TO LIENS OR IMPROVEMENTS MADE BY THE LESSEE AND THAT LESSEE SHALL NOTIFY THE CONTRACTOR MAKING ANY SUCH IMPROVEMENTS OF SAME. If any such lien is place on the premises through services or work done by or for Lessee, then it will be a material default under the lease unless Lessor has the lien removed and satisfied within ten (10) days of Lessee's notification of the lien.

         TWENTY-FIRST: That all payments required to be made hereunder shall be considered rent.

         TWENTY-SECOND: lessee shall maintain the roof air-conditioning unit at their own expense and agrees to have the roof air-conditioning unit checked by a qualified air-conditioning company at least once every twelve months. Lessee agrees to pay for any repairs, replacements or maintenance.

         TWENTY-THIRD: Lessee also agrees to be responsible for all plumbing inside the premises and electrical repairs and to maintain their own fixtures and carpeting at their own cost and expense. Lessee will also pay for its water supply and plate glass insurance and will also pay for the maintenance in taking down and putting up storm shutters for this location, if available.

         TWENTY-FOUR: That assuming that Lessee is not in default under the terms of the Lease Agreement, Lessee shall have an option to re-lease the premises for an additional one (1) year at $1800.00 per month plus all applicable sales taxes. Said option must be exercised by Lessee at least thirty (30 ) days before the initial one year term, in writing, to the Lessor at Lessor's address set forth herein.

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         TWENTY-FIVE: Lessee shall procute and maintain in force during the term of this lease any extension thereof at his expense, public liability insurance in companies and through brokers approved by Lessor, adequate to protect against liability for damage claims through public use of or arising out of accidents occuring in or around the lease premises, in a minimum amount of Three Hundred Thousand Dollars ($300,000.00) for any one accident, and Three Hundred Thousand Dollars ($300,000.00) for property damage. Such insurance policies shall provide coverage for Lessor's contingent liability on such claims or losses. Certificate of proof of insurance shall be delivered to Lessor for keeping. Lessee agrees that if such insurance policies are not kept in force during the entire term of this lease and any extension thereof, Lessor may procure the necessary insurance and pay the premium therefore, and that such premium shall be repaid to Lessor as additional rent.

         TWENTY-SIX: Lessee agrees that it will take over the maintenance and minor repairs of tenants portion of the said building, plumbing, putting up and taking down of storm shutters, walls, and carpeting. Not included in the above are any roofing repairs or other major structural repairs which will be done by the Lessor.

         The Lessee will save the Lessor harmless from all claims on account of the leased premises during the term of this lease, and for all costs, expenses and reasonable attorney's fees in connection therewith resulting from and occurring by reason of Tenants construction, us or occupancy of the premises.

         TWENTY-SEVEN: Lessor will hold the sum of Three Thousand One Hundred Eighty Dollars ($3180.00) as deposit for first and last months rent. If the lease is broken before the term is up, the deposit and all monies on hand will be forfeited to the Lessor.


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


         IN WITNESS WHEREOF, the parties hereto have hereunto executed this instrument for the purpose herein expressed, the day and year above written.



Signed, sealed and delivered In the presence of:


/s/ Roland Breton                                      /s/ LUISA CERTAIN
------------------------------------                   -------------------------
                                                       LUISA CERTAIN, LESSOR

------------------------------------                   /s/ MARIA CERTAIN
                                                       -------------------------
                                                       MARIA CERTAIN, LESSOR

------------------------------------                   /s/ Roland Breton
                                                       -------------------------
                                                       PRESIDENT
------------------------------------
                                                       LESSEE

------------------------------------                   Individually As Guarantor
                                                       -------------------------
                                                       /s/ Howard Storfer
                                                       CEO
------------------------------------


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